Exhibit 10.2

LEASE AGREEMENT
(triple net lease)

STATE OF TEXAS

COUNTY OF HARRIS

This lease agreement ("Lease"), made and entered into as of the 30th day of January, 2009, by and between ____ _____ INDUSTRIAL, L.L.C., a Texas limited liability company ("Landlord"), and SHARPS COMPLIANCE INC. OF TEXAS, a Texas corporation ("Tenant"), upon the following terms and conditions:

AGREEMENT

1.	Leased Premises

In consideration of the rents reserved and the covenants and agreements herein contained on the part of Tenant to be observed and performed, Landlord hereby demises, lets and leases unto Tenant, and Tenant hereby rents from Landlord, those certain premises consisting of a space containing an area of approximately 54,783 square feet (the "Leased Premises") shown on Exhibit "A" attached hereto and constituting a part of the office/warehouse building, located at________, which Building is located upon the lot, tract or parcel of land more particularly described on Exhibit "A-2" attached hereto and made a part hereof for all purposes.  If the Building is in a development containing one or more other buildings, such buildings together with all related site land, improvements, parking facilities, common areas, driveways and landscaping, together with the Building shall be referred to as the "Project".

Effective as of the first day of the 11th Lease Month (hereinafter defined) (such date, the "Mandatory Expansion Space Commencement Date"), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, that certain space containing 10,588 square feet (the "Mandatory Expansion Space") identified on Exhibit "A-1" attached hereto.  Effective as of the Mandatory Expansion Space Commencement Date, the term "Leased Premises" as used herein shall mean the initial Leased Premises and the Mandatory Expansion Space, and the size of the Leased Premises shall be 65,371 square feet.  Notwithstanding the foregoing, Tenant may take possession of the Mandatory Expansion Space on the Commencement Date without accelerating the Mandatory Expansion Space Commencement Date.  Such possession of the Mandatory Expansion Space shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Mandatory Expansion Space Commencement Date.

The purpose of the site plans attached as Exhibit "A" and Exhibit "A-1" is to show the approximate location of the Leased Premises (i.e., the initial Leased Premises and the Mandatory Expansion Space).  Landlord reserves the right at any time to relocate, vary and adjust the size of the various buildings, covenants, automobile parking areas, and other common areas as shown on said site plan; provided that Landlord shall not relocate the Leased Premises.  The use and occupancy by Tenant of the Leased Premises shall include the use, in common with others entitled thereto, of the common service areas, pedestrian walks, automobile driveways and parking areas, all as shown on the site plan attached hereto as Exhibit "A".

In determining the number of square feet of area of the Leased Premises, Tenant acknowledges that the Leased Premises includes the usable area, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include mechanical and service rooms and closets in the Building.

Prior to the Commencement Date and subject to and in accordance with the terms set forth in Section II of Addendum I attached to this Lease, Tenant may use the remaining leasable area of the Building for (i) the storage of raw materials, finished goods and equipment, and (ii) subject to compliance with all applicable laws, light product assembly.

2.	Term

To have and to hold the Leased Premises for a period of sixty-three (63) months commencing on the later to occur of (a) April 1, 2009 (the "Target Commencement Date") and (b) the date upon which the Work (as defined in Exhibit "C" attached hereto) in the initial Leased Premises has been substantially completed, as such date is determined pursuant to the Work Letter Agreement attached hereto as Exhibit "C" (the later to occur of such dates being defined as the "Commencement Date").  "Expiration Date" shall mean the last day of the Lease term.  Notwithstanding the foregoing, if the Expiration Date, as determined herein, does not occur on the last day of a calendar month, the Lease term and the last Lease Month thereof shall be extended by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Lease term.  Tenant shall pay Base Rent and additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.  "Lease Month" shall mean a period of time commencing on the same numeric day as the Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Commencement Date.  Upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall execute a Memorandum of Acceptance of Leased Premises ("Memorandum of Acceptance") in substantially the form attached hereto as Exhibit "D".  If Tenant occupies the initial Leased Premises without executing a Memorandum of Acceptance, Tenant shall be deemed to have accepted the initial Leased Premises for all purposes and the Commencement Date shall be deemed to be the date set forth in the Memorandum of Acceptance delivered by Landlord.  If Tenant occupies the initial Leased Premises prior to the Commencement Date for any reason other than construction of improvements therein, such occupancy shall be upon all of the terms and conditions contained herein, including, without limitation, the obligation to pay Rent, but shall not advance the Expiration Date, and Tenant shall indemnify and hold Landlord harmless from any liability as a result of Tenant's early occupancy of the Leased Premises, EVEN IF THE SAME RESULTS FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR LANDLORD'S EMPLOYEES, AGENTS OR CONTRACTORS.  Tenant shall have the option to renew the Lease term as set forth in Section I of Addendum I attached to this Lease.

3.	Acceptance of Leased Premises

Tenant acknowledges that Landlord has not made any representations or warranty with respect to the condition or quality of the Leased Premises or the Building.  Tenant has inspected and accepts the Leased Premises and the Building in their present "AS IS" condition as suitable for the purpose for which the Leased Premises are leased.  Taking of possession by Tenant shall be deemed conclusively to establish that the Leased Premises, the Building and the Common Areas (hereinafter defined) are in good and satisfactory condition as of when possession was taken.  Tenant further acknowledges that no representations as to the repair of the Leased Premises or Building nor promises to alter, remodel or improve the Leased Premises or Building have been made by Landlord, unless such are expressly set forth in this Lease.  After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Leased Premises.

4.	Base Rent and Security Deposit

(a)           Base Rent.  With respect to the initial Leased Premises, Tenant agrees to pay to Landlord as base rent (the "Base Rent") the following amounts during the periods set forth below:

Period	Annual Base Rent	Monthly Installment of Base Rent
Lease Months 1 – 3	$0.00	$0.00
Lease Months 4 – 15	$249,810.48	$20,817.54
Lease Months 16 – 37	$256,384.44	$21,365.37
Lease Months 38 – 63	$262,958.40	$21,913.20

In addition to the Base Rent payable with respect to the initial Leased Premises, with respect to the Mandatory Expansion Space, Tenant agrees to pay to Landlord as Base Rent the following amounts during the periods set forth below:

Period	Annual Base Rent	Monthly Installment of Base Rent
Mandatory Expansion Space Commencement Date – Lease Month 15	$48,281.28	$4,023.44
Lease Months 16 – 37	$49,551.84	$4,129.32
Lease Months 38 – 63	$50,822.40	$4,235.20

Base Rent shall for the Leased Premises shall be paid in advance, without demand, deduction or set off, for the entire term hereof.  A monthly installment of $27,528.46 (representing Base Rent for Lease Month 4 for the initial Leased Premises together with Tenant's Pro Rata Share of Building Costs for the first Lease Month with respect to the initial Leased Premises) shall be due and payable on the date hereof and the remaining installments of Base Rent shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease period shall be prorated.

(b)  Security Deposit.  In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of $34,156.35 (the "Security Deposit"), which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default.  Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.  Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such Security Deposit to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant within sixty (60) days after Tenant's obligations under this Lease have been fulfilled, and Tenant has provided Landlord with Tenant's forwarding address.

5.	Tenant's Pro Rata Share of Building Costs

Subject to all of the provisions of this Lease relevant hereto, Tenant promises and agrees to pay, as additional rent hereunder and as provided herein, at the office of the Landlord or at such other place designated by Landlord, without any prior demand therefor and without any deduction or set-off throughout the term of this Lease, Tenant's Pro Rata Share (hereinafter defined) of certain Project expenditures made by Landlord, as follows:

(1)  Real Estate Taxes, as defined in Paragraph 6;

(2)  Common Area Maintenance Costs, as defined in Paragraph 7; and
(3)  Building Insurance Costs, as defined in Paragraph 8.

"Tenant's Pro Rata Share" as used in this Lease shall be obtained by multiplying the expense in question by a fraction, the numerator of which shall be the rentable square footage area of the Leased Premises and the denominator of which shall be the rentable square footage area of the Building.  If a particular expense is incurred or charged to more than one building in the Project rather than solely to the Building, then, for the purposes of calculating Tenant's Pro Rata Share with respect to the Building, such multi-building expense shall be allocated to the Building by multiplying the expense in question by a fraction, the numerator of which shall be the rentable square footage of the Building and the denominator of which shall be the rentable square footage area of the buildings for which the expense was incurred or otherwise allocated to, with the resulting number being used to calculate Tenant's Pro Rata Share as to the Leased Premises.  The amounts due from Tenant as Tenant's Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs (sometimes herein collectively called "Building Costs") shall be estimated by Landlord for each calendar year and paid by Tenant in equal installments of one-twelfth (1/12) of such estimated amount, monthly in advance, upon the first day of each calendar month provided, however, if the term shall commence upon a day other than the first day of the calendar month, Tenant shall pay upon the commencement date of this Lease a portion of Tenant's Pro Rata Share of Building Costs calculated on a per diem basis with respect to the fractional month preceding the commencement of the first full calendar month of the term of this Lease.  Said amounts shall be adjusted between Landlord and Tenant annually and at the expiration or earlier termination of this Lease as set forth below.  The term "Rent" shall mean Base Rent, Tenant's Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs and all other sums payable by Tenant to Landlord hereunder.

Tenant will pay Landlord the sum of the following per month, in advance, payable at the same time and place as the Base Rent is payable, as estimated charges for Tenant's Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs with respect to the initial Leased Premises:

(1) Real Estate Taxes	$4,245.68
(2) Common Area Maintenance Costs	$2,008.71
(3) Building Insurance Costs	$456.53
Total:	$6,710.92

Effective as of the Mandatory Expansion Space Commencement Date, in addition to the estimated charges for Tenant's Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs with respect to the initial Leased Premises, Tenant will pay Landlord the sum of the following per month, in advance, payable at the same time and place as the Base Rent is payable, as estimated charges for Tenant's Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs with respect to the Mandatory Expansion Space:

(1) Real Estate Taxes	$820.57
(4) Common Area Maintenance Costs	$388.23
(5) Building Insurance Costs	$88.23
Total:	$1,297.03

The estimated charges as set out above are subject to changes from time to time throughout the Lease term.

6.	Taxes

(a)          Definitions.  For purposes of this Lease, the following definitions shall apply:

(1)           "Tax Year" means the calendar and/or fiscal year basis upon which taxes and/or special assessments are assessed upon the Project throughout the term of this Lease.

(2)           "Real Estate Taxes" means (a) all real estate taxes and assessments on the Project, the Building or the Leased Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building’s personal property, including license expenses, (c) all taxes imposed on services of Landlord’s agents and employees, (d) all sales, use, franchise, or other tax now or hereafter imposed by any governmental authority upon Rent received by Landlord or on revenue of Landlord from the Project, excluding state and federal income taxes, (e) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Project, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (f) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes, estate or death, and succession taxes.

(b)           Landlord's Payment.  Subject to the limitations, conditions and agreements contained in this Paragraph, Landlord shall pay annually, all Real Estate Taxes.

(c)           Annual Adjustment.  On or before one hundred eighty (180) days after the end of each Tax Year during the term of this Lease, Landlord shall render a statement showing the actual Real Estate Taxes for the applicable Tax Year and the total of Tenant's estimated payments of Tenant's Pro Rata Share of Real Estate Taxes paid during the preceding Tax Year, and the balance, if any, then due from Tenant.  Real Estate Taxes for a fractional year, if any, shall be prorated.  Landlord's failure to provide the statements shall not relieve Tenant of any liability hereunder.  Within ten (10) days after the receipt of Landlord's statement showing the total amount paid in advance by Tenant and the actual Real Estate Taxes paid or to be paid by Landlord, there shall be an adjustment between Landlord and Tenant. Tenant shall pay to Landlord on demand the difference between the amount paid by Tenant and the actual amount due.  If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the excess shall be credited by Landlord against any amounts then due and owing by Tenant to Landlord, and any remaining net surplus shall then be refunded by Landlord to Tenant.

7.	Common Area Maintenance

(a)           Landlord's Maintenance Obligation.  Landlord agrees to maintain and repair throughout the term hereof the Common Areas and facilities of the Project, including, without limitation, the automobile entrances, exits, driveways, parking areas, pedestrian walks, landscaped areas, lighting facilities, service areas and Project signs not otherwise the responsibility of Tenant as set out in this Lease (said areas hereinafter called the "Common Areas"). Landlord's maintenance and repairs shall include all repairs and replacements and the supplies and materials therefor, which consistent with industry standards for space comparable to the Leased Premises in the Project and other projects comparable to the Project in the vicinity of the Project, are necessary to preserve the utility of the Common Area and facilities in the condition same were in at the time of completion, reasonable wear and tear only excepted.

(b)           Common Area Maintenance Costs.  As used herein, the term "Common Area Maintenance Costs" shall mean all costs and expenses of every kind paid or incurred during the term of this Lease in connection with the operation and upkeep of the Common Areas and facilities within the Project, and where necessary, the cost of replacing any of said common facilities and the cost of policing and protecting same.  In addition to the foregoing, the Common Area Maintenance Costs may include a reserve fund of ten percent (10%) of the aggregate Common Area Maintenance Costs, which reserve fund will be put into an escrow account and accrue interest until such time as a major repair such as resurfacing the parking lot or major concrete drive replacement, where it shall be applied against such cost.  Also, in addition to the foregoing, the Common Area Maintenance Costs shall include but not limited to, maintenance and repair costs, management fees (not to exceed 3% of Landlord's gross revenue from the Project), wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Project and Common Areas, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building.  Common Area Maintenance Costs shall not include Real Estate Taxes or Building Insurance Costs.

(c)           Annual Adjustment.  On or before one hundred eighty (180) days after the end of each calendar year during the term of this Lease, Landlord shall render a statement showing the actual Common Area Maintenance Costs for the applicable calendar year and the total of Tenant's estimated payments of Tenant's Pro Rata Share of Common Area Maintenance Costs paid during the preceding calendar year, and the balance, if any, then due from Tenant.  Common Area Maintenance Costs for a fractional year, if any, shall be prorated.  Within ten (10) days after the receipt of Landlord's statement showing the total amount paid in advance by Tenant and the total Common Area Maintenance Costs paid or to be paid by Landlord, there shall be an adjustment between Landlord and Tenant. Tenant shall pay to Landlord on demand the difference between the amount paid by Tenant and the actual amount due.  If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the excess shall be credited by Landlord against any amounts then due and owing by Tenant to Landlord and any remaining net surplus shall then be refunded by Landlord to Tenant.  Landlord's failure to provide the statements shall not relieve Tenant of any liability hereunder.

8.	Insurance

(a)           Tenant's Liability and Property Insurance.  Effective as of the earlier of: (1) the date Tenant enters or occupies the Leased Premises; or (2) the Commencement Date, and continuing throughout the term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance on the most current ISO Form CG 00 01 or equivalent in amounts of $1,000,000 per occurrence and $3,000,000 in the aggregate, which shall apply on a per location basis and which shall afford, at the minimum, the following limits: (i) products/completed operations aggregate limit of $1,000,000, (ii) personal and advertising injury liability limit of $1,000,000, (iii) fire damage legal liability limit of $100,000, and (iv) medical payments limit of $5,000; or, following the expiration of the initial term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Leased Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord and Landlord’s property management company against all liability for occurrences on or about the Leased Premises and acts of Tenant or any assignees claiming by, through, or under Tenant or any subtenants claiming by, through, or under Tenant and any of their respective agents, contractors, employees, and invitees (collectively, "Tenant Parties") on or about the Project, without modification to the separation of insureds provision, and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, with an additional insured endorsement in form CG 20 26 11 85; (B) Business Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $1,000,000 per occurrence; (C) causes of loss – special form property insurance on ISO Form CP 10 30 or equivalent covering the full replacement cost on an agreed value basis of all Alterations and improvements and betterments in the Leased Premises, extending to Landlord and Landlord’s mortgagee as insureds as their interests may appear, and containing ordinance or law coverage; (D) causes of loss – special form property insurance on ISO Form CP 10 30 or equivalent covering the full replacement cost on an agreed value basis of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Leased Premises or otherwise placed in the Project by or on behalf of Tenant or any Tenant Parties (including Tenant’s Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) workers' compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than $1,000,000; (G) intentionally omitted; (H) in the event Tenant performs any alterations or repairs in, on, or to the Leased Premises, Builder’s Risk Insurance on an All Risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Paragraph 8(a)(2)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Leased Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time.  Tenant’s insurance shall provide primary coverage to Landlord, Landlord's mortgagee, and any other additional insureds and shall not require contribution by any insurance maintained by such parties, when any policy issued to such parties provides duplicate or similar coverage, and in such circumstance such policy will be excess over Tenant’s policy.  Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 20 26 11 85, and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Leased Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies.  All such insurance policies shall be in form, and issued by companies with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord.  Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant's policies. No insurance policy will contain endorsements that restrict, limit, or exclude coverage in a manner that is inconsistent with the requirements set forth in this Paragraph 8(a).  If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost.  It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b)           Landlord's Liability Insurance.  Landlord agrees to maintain in force during the term of this Lease a policy or policies of commercial general liability insurance, including property damage, written by one or more responsible insurance companies approved by Landlord and licensed to do business in Texas insuring Landlord against loss of life, bodily injury and/or property damage with respect to the Common Areas of the Project and the operation of the Project, in which the limit of public liability shall be not less than $3,000,000 single limit bodily injury and in which the limit of property damage liability shall be not less than $100,000.  In addition, Landlord may maintain in force such umbrella policy or policies of general liability insurance as Landlord, in its sole discretion, may deem appropriate.

(c)           Landlord's Property Insurance.  Landlord agrees to procure and keep in effect during the term of this Lease, a policy or policies of causes of loss – special form property insurance covering the Building and other improvements in the Project, or separate fire rating division as determined by the State Board of Insurance which includes the Leased Premises, and business income/rental value insurance, written by an insurance company authorized to do business within the State of Texas, and in an amount equal to not less than eighty percent (80%) of the replacement cost of the premises covered.  Such insurance shall provide protection against losses so insured against for the benefit of Landlord and any first mortgagee of Landlord, subject to the terms and provisions of this Lease and any first mortgage; provided, however, that all proceeds payable by any insurance company under such policy or policies shall be payable to such mortgagee, if any, and shall be applied in accordance with the terms of such mortgage; or, if there is no mortgage, the full amount of such proceeds shall be payable to Landlord, and Tenant shall not be entitled to, and shall have no interest in, such proceeds or any part thereof.  Such policy or policies shall contain a provision or endorsement with respect to mutual waiver of right of subrogation.

(d)           Building Insurance Costs.  As used herein, the term "Building Insurance Costs" shall mean the actual premium costs of commercial general liability, property insurance, business income/rental value insurance, and other insurance maintained by Landlord with respect to the Project, including without limitation, terrorism insurance, and any deductible incurred in any loss.

(e)           Annual Adjustment. On or before one hundred eighty (180) days after the end of each calendar year during the term of this Lease, Landlord shall furnish Tenant a statement showing the actual Building Insurance Costs paid by Landlord during the preceding calendar year and the total of Tenant's estimated payments of Tenant's Pro Rata Share of Building Insurance Costs paid during the preceding calendar year, and the balance, if any, then due from Tenant.  Landlord's failure to provide the statement shall not relieve Tenant of any liability hereunder.  Within ten (10) days after the receipt of Landlord's statement showing the total amount paid in advance by Tenant and the actual Building Insurance Costs paid or to be paid by Landlord, there shall be an adjustment between Landlord and Tenant.  Tenant shall pay to Landlord on demand the difference between the amount paid by Tenant and the actual amount due. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the excess shall be credited by Landlord against any amounts then due and owing by Tenant to Landlord and any remaining net surplus shall then be refunded by Landlord to Tenant.

(f)           Mutual Waiver of Subrogation.  Notwithstanding anything to the contrary set forth herein, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Project or the Leased Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES.  Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver.  For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

9.	Use

The Leased Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and assembly of raw materials to form completed products made and/or distributed by Tenant, and for such other lawful purposes as may be incidental thereto.  Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent.  Tenant shall at its own costs and expense obtain any and all licenses and permits necessary for any use of the Leased Premises.  Tenant shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Leased Premises all at Tenant's sole expense.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Leased Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or Project or unreasonably interfere with the use of their respective premises.  Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable.  Tenant will not permit the Leased Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.  Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit "B", as well as all modifications thereof and additions thereto as are from time to time promulgated by Landlord.

10.	Landlord's Repairs

Landlord shall, subject to inclusion in Common Area Maintenance Costs, maintain only the roof, foundation, the structural soundness of the exterior walls of the Building, and the sprinkler loop serving the Leased Premises in good repair, reasonable wear and tear excepted.  Tenant shall repair and pay for any damage caused by Tenant, or Tenant's employees agents or invitee, or caused by Tenant's default hereunder.  The term "walls" as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries.  Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect.  Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

Further, Landlord shall maintain and repair, subject to inclusion in Common Area Maintenance Costs, the Common Areas of the Project, including, the parking areas, driveways, landscaping, and exterior utility lines.  However, if Tenant or any other particular tenant of the Building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible tenant, shall pay the entire cost thereof, upon demand, as additional rent.

11.	Tenant's Repairs

(a)           Tenant shall at its own cost and expense keep and maintain all parts of the Leased Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass, plate glass doors, any special office entry, interior walls and finish work, floors and floor covering, downspout, gutters, heating and air conditioning systems, lighting, electrical systems, dock boards, truck doors, door bumpers, paving, plumbing lines, equipment, and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the whole of the Leased Premises in a clean and sanitary condition.

(b)           Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitee.

(c)           Tenant and its employees, customers and licensees shall have the non-exclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants.  Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.  Tenant shall be entitled to use the ten (10) parking spaces shown on Exhibit "F" attached hereto.

(d)           Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or exclusively serving the Leased Premises.  The maintenance contractor and the contract must be approved by Landlord.  The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises and provide for service not less than a quarterly basis.  Within ten (10) days after receipt of a request from Landlord, Tenant shall deliver to Landlord copies of all maintenance or service reports performed in connection with or pursuant to such maintenance/service contract.

12.	Tenant Improvements and Alterations

Tenant shall not make any alterations, additions or improvements to the Leased Premises (including but not limited to roof and wall penetrations) or the Building without the prior written consent of Landlord.  All Tenant alterations, additions and/or improvements shall comply with insurance requirements and with all applicable laws, ordinances, and regulations, including without limitation, the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-12213 (collectively, the "Disability Acts").  Additionally, all Tenant alterations, additions and/or improvements shall be in accordance with specifications approved by Landlord.  All Tenant alterations, additions and/or improvements shall be constructed in a good and workmanlike manner.  All plans and specifications for Tenant's alterations, additions and/or improvements shall be submitted to Landlord for Landlord's written approval.  Tenant agrees that Landlord may monitor all phases of Tenant's construction.  Tenant shall reimburse Landlord for Landlord's reasonable expenses for reviewing plans and documents and in monitoring construction.  Landlord's review of plans and monitoring construction shall be solely for Landlord's own benefit and shall impose no duty or obligation on Landlord to confirm that the plans and specifications and/or construction comply with applicable laws, codes, rules, or regulations.  At Landlord's request, Tenant shall obtain payment and performance bonds approved by Landlord, for any Tenant construction which bonds shall be delivered to Landlord prior to commencement of construction.  Upon completion of Tenant's construction, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who performed work along with final lien waivers from such contractors and subcontractors.  Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery, and trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging such Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements.  All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease, and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Leased Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Leased Premises; provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Leased Premises, such alterations, additions, improvements  and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Leased Premises and shall be delivered up to the Landlord with the Leased Premises.  All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease, after written notice to Landlord of Tenant's intentions, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Leased Premises.  Any removal by Tenant shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the Leased Premises.

13.	Signs

(a)           Tenant shall have the right to install signs upon the Leased Premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations, Landlord's or other architectural controls, and other requirements.  Tenant shall maintain all signs upon the Leased Premises in good condition.  Tenant shall remove all such signs by the termination of this Lease.  Such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any injury or defacement, including, without limitation, discoloration, caused by such installation and/or removal.

(b)           Notwithstanding the foregoing and so long as (i) Tenant is not in default under the terms of the Lease beyond the expiration of any applicable notice and cure periods; (ii) Tenant is in occupancy of the Leased Premises; and (iii) Tenant has not assigned the Lease or sublet any part of the Leased Premises, Tenant shall have the right, at Tenant's expense, to install a corporate identification sign on the Building above the entry to the Leased Premises __________(the "Building Sign"); provided that (i) Tenant obtains all necessary approvals from any governmental authorities having jurisdiction over Tenant, the Project, or the Building Sign), (ii) the Building Sign conforms to all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the Building Sign or the Project and all restrictive covenants applicable to the Project, and (iii) the Building Sign conforms to the signage specifications for the Project, and (iv) Tenant obtains Landlord's written consent to any proposed signage and lettering prior to its fabrication and installation.  To obtain Landlord's consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used.  Tenant shall pay all costs associated with the Building Sign, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance.  Tenant agrees that, subject to inclusion in Common Area Maintenance Costs, Landlord shall have the right, after notice to Tenant, to temporarily remove and replace the Building Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building.  Tenant shall maintain the Building Sign in good condition.  Upon expiration or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove the Building Sign and repair all damage caused by such removal.  If during the term of this Lease (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable cure periods; or (b) Tenant vacates the Leased Premises for a period of ninety (90) or more consecutive days; or (c) Tenant assigns the Lease or subleases any part of the Leased Premises, then Tenant's rights granted herein with respect to the Building Sign will terminate and Landlord may remove the Building Sign at Tenant's sole cost and expense.

14.	Inspection

Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Leased Premises and Building at any reasonable time during business hours, for the purpose of ascertaining the condition of the Leased Premises or in order to made such repairs as may be required or permitted to be made by Landlord under the terms of this Lease.  During the period that is nine (9) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Leased Premises at any reasonable time during business hours for the purpose of showing the Leased Premises and shall have the right to erect on the Leased Premises a suitable sign indicating the Leased Premises are available.  Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating.  In the event of Tenant's failure to give such notice or arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating, Landlord's inspection at or after Tenant's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

15.	Utilities

Landlord agrees to provide water, electricity and telephone service connections to the Building.  Tenant shall pay to bring such utilities to the Leased Premises and for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Leased Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance changes for utilities, as well as shall furnish all electric light bulbs and tubes.  If any such services are not separately metered to Tenant, Tenant shall pay Tenant's reasonable proportion, as determined by Landlord, of all charges jointly metered with other premises.  Tenant's use of electrical services shall not exceed in voltage, rated capacity, or overall load Tenant's Pro Rata Share of electricity for the Building.  In the event Tenant shall request that it be allowed to consume electrical services in excess of Tenant's Pro Rata Share of electricity for the Building, Tenant shall be responsible for all costs and expenses in connection with obtaining additional power capacity, including the cost of all equipment and connection and distribution charges.  Landlord shall in no event be liable for any interruption or failure of utility services on the Leased Premises.

16.	Assignment and Subletting

(a)           Tenant will not assign this Lease, or allow same to be assigned by operation of law or otherwise, or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent to an assignment (other than a collateral assignment) or sublease shall not be unreasonably withheld.  Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's use of the Leased Premises is more hazardous that Tenant's with reference to the risk of fire or other hazards; (2) the proposed transferee's occupancy will result in additional environmental risk for the Project; or (3) the transferee is an occupant of the Project.  Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  If the Leased Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. For purpose of this Lease a transfer of more than fifty percent (50%) of the beneficial interest in Tenant or of the control of Tenant (if Tenant is a partnership, corporation, limited liability, company, trust, or other type of business, organization or entity) shall constitute an assignment of this Lease.  Any attempted assignment or sublease in violation of this Paragraph 16, shall, exercisable in Landlord's sole and absolute discretion, be void.  Consent by Landlord to one or more proposed assignments or subleases shall not operate as a waiver of Landlord's rights to approve any subsequent assignment or sublease.

(b)           If Tenant requests Landlord's consent to a proposed assignment or sublease, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request.  After Landlord's receipt of the required information and documentation, Landlord shall either: (1) consent or reasonably refuse consent to the proposed assignment or sublease in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease as set forth in section (c) below; and (3) in the event of a proposed subletting, terminate this Lease with respect to the portion of the Leased Premises which Tenant proposes to sublease as set forth in section (c) below.  Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such proposed assignment or sublease or Permitted Transfer.

(c)           Landlord shall have the option, in the event of any proposed assignment or subletting, to cancel this Lease as of the date the subletting or assignment described in Tenant's notice is to be effective.  The option shall be exercised, if at all, by Landlord's giving Tenant written notice thereof within twenty (20) days following Landlord's receipt of Tenant's written request.  Upon cancellation, Tenant shall pay to Landlord all costs or charges which are the responsibility of Tenant hereunder through the date of cancellation, and Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease.  Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which accrue hereunder as of the cancellation date in the same manner as if such cancellation date were the date originally fixed for the expiration of the term hereof.  Without limitation, Landlord may lease the Leased Premises to the prospective subtenant or assignee, without liability to the Tenant.  Landlord's failure to exercise any right hereunder shall not waive Landlord's right as to any subsequent proposed sublease or assignment, nor shall any such failure be deemed to constitute Landlord's right as to any subsequent proposed sublease or assignment, nor shall any such failure be deemed to constitute Landlord's approval of the proposed sublease or assignment.

(d)           Notwithstanding the foregoing, Tenant may assign its entire interest under this Lease or sublet the Leased Premises to any successor to Tenant by purchase, merger, consolidation or reorganization (collectively referred to as "Permitted Transfer") without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord's reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

(e)           Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of any assignment or sublease, after deducting all actual out-of-pocket third party expenses paid by Tenant in connection with such assignment or sublease, that is in excess of the rent payable to Landlord hereunder for the portion of the Leased Premises and Lease term covered by the assignment or sublease within ten (10) days following receipt thereof by Tenant.

(f)           Landlord shall have the right to transfer and assign, in whole or in part, any of its rights under this Lease, and in the Building or Project referred to herein; and to the extent that such assignee assumes Landlord's obligations hereunder, Landlord shall by virtue of such assignment be released from such obligation.

17.	Fire and Casualty Damage

(a)           If the Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

(b)           If the Building should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged, thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(c)           If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under this Lease, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole costs and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Leased Premises by Tenant.  If the Leased Premises are untenantable, the Rent owed by Tenant shall not be abated but shall be reduced to such extent as may be fair and reasonable under all of the circumstances.  In the event that Landlord shall fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord within ten (10) days after expiration of such two hundred (200) day period as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.  Failure by Tenant to timely terminate this Lease as set forth in the preceding sentence shall be deemed a waiver by Tenant of its right to do so.

(d)           Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

18.	Condemnation

(a)           If the whole or any substantial part of the Leased Premises should be taken from any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Leased Premises for the purposes for which they are being used, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of the Leased Premises shall occur.

(b)           If part of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

(c)           In the event of any such taking or private purchase in lieu thereof, all compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

19.	Holding Over

Tenant agrees that at the termination of this Lease by lapse of time or otherwise, to yield up immediate possession to Landlord.  If Tenant holds over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, occupancy of the Leased Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year.  During the holdover, all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as Rent for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the Rent in effect on the termination date, computed on a monthly basis for each month of the holdover period (without proration for partial months).  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided.  The preceding provisions of this paragraph shall not be construed as Landlord's consent for Tenant to holdover.

20.	Quiet Enjoyment

Landlord covenants that it now has, or will acquire before Tenant takes possession of the Leased Premises, good title to the Leased Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record.  In the event this Lease is a sublease, then Tenant agrees to take the Leased Premises subject to the provisions of the prior leases.  Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rentals herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

21.	Tenant's Events of Default

The following events shall be deemed to be events of default by Tenant under this Lease:

(a)           Tenant shall fail to pay any installment of the Rent herein reserved when due (including, without limitation, any payment with respect to Tenant's Pro Rata Share of Building Costs hereunder when due), or any other payment or reimbursement to Landlord required herein when, due, and such failure shall continue for a period of five (5) days from the date such payment was due.

(b)           Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c)           Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant.

(d)           A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(e)           Tenant shall desert or vacate any substantial portion of the Leased Premises.

(f)           Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

(g)           If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building or any other building owned by Landlord, if applicable, shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease.

22.	Landlord's Remedies

Upon the occurrence of any such events of default described in Paragraph 21 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a)           Terminate this Lease, or terminate Tenant's rights to possession of the Leased Premises under this Lease (but not the Lease, itself), and in either event Landlord shall have the right to immediate possession of the Leased Premises and may reenter the Leased Premises, change the locks and remove all persons and property there from using all force necessary for this purpose without being guilty in any manner of trespass or otherwise; and any and all damages to Tenant, or persons holding under Tenant, by reason of such re-entry are hereby expressly waived; and any such termination or re-entry on the part of Landlord shall be without prejudice to any remedy available to Landlord for arrears of Rent, breach of contract, damages or otherwise, nor shall the termination of this Lease or of Tenant's rights of possession under this Lease by Landlord acting under this subparagraph be deemed in any manner to relieve Tenant from the obligation to pay the Rent and all other amounts due or to become due as provided in this Lease for and during the entire unexpired portion then remaining of the Lease term.  In the event of termination of this Lease or of Tenant's rights of possession under this Lease by Landlord as provided in this subparagraph, Landlord shall have the further right to relet the Leased Premises upon such terms, conditions and covenants as are deemed proper by Landlord for the account of Tenant as set forth below, and in such event, Tenant shall pay to Landlord all costs of renovating and altering the Leased Premises for a new tenant or tenants in addition to all brokerage and/or legal fees incurred in connection therewith.  Landlord shall credit Tenant only for such amounts as are actually received from such reletting during the then remaining Lease term.  Alternatively, at the election of Landlord, Tenant covenants and agrees to pay as damages to Landlord, upon any such termination by Landlord of this Lease or of Tenant's rights of possession under this Lease, such sum as at the time of such termination equals the amount of the excess, if any, of the then present value of all the Rent which would have been due and payable hereunder during the remainder of the full Lease term (had Tenant kept and performed all agreements and covenants of Tenant set forth in this Lease) over and above the then present rental value of the Leased Premises for said remainder of the Lease term.  For purposes of present value calculations, Landlord and Tenant stipulate and agree to a discount rate of six percent (6%) per annum.

(b)           Without terminating this Lease, to enter upon the Leased Premises and without being guilty in any manner of trespass or otherwise and without liability for any damage to Tenant or persons holding under Tenant by reason of such re-entry, all of which are hereby expressly waived, and to do or perform whatever Tenant is obligated hereunder to do or perform under the terms of this Lease; and Tenant shall reimburse Landlord on demand for any expenses or other sums which Landlord may incur or expend plus fifteen percent (15% ) thereof to cover Landlord's overhead and administrative cost, pursuant  to this subparagraph, and Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise; provided, however, nothing in this subparagraph shall be deemed an obligation or undertaking by Landlord to remedy any such defaults of Tenant.

(c)           Without waiving such event of default, apply all or any part of the Security Deposit to cure the event of default or to any damages suffered as a result of the event of default to the extent of the amount of damages suffered.  Tenant shall reimburse Landlord for the amount of such depletion of the Security Deposit on demand.

(d)           In addition to any of the remedies noted above or hereinafter, Landlord is entitled and authorized to enter upon and take possession of the Leased Premises and remove any property that may be found within the Leased Premises.  Landlord shall have the right to change any and all locks and other security devices restricting access to the Leased Premises.  Landlord shall have no obligation to provide Tenant a key to new locks installed in the Leased Premises or grant Tenant access to the Leased Premises.  Tenant shall not be entitled to recover possession of the Leased Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Leased Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Leased Premises. Such lock-out should not be deemed to be a termination of this Lease unless Landlord gives a written notice of termination to Tenant.  It is agreed that if Tenant abandons or vacates the Leased Premises, Landlord may take such steps as Landlord deems necessary, appropriate, or desirable to protect the Leased Premises and the property therein from deterioration, including but not limited to, the lock-out of Tenant as described herein.  To the extent permitted by law, Tenant hereby waives: (i) any notices of Landlord's intent to re-enter or re-take possession of the Leased Premises;  (ii) any notice provided by statute or otherwise of such re-entry or repossession or changing of locks; (iii) any claim or cause of action, whether based on trespass, conversion, or otherwise, against Landlord or Landlord's agents, employees, officers, or contractors for any damages caused by the alteration of any locks or re-entry or repossession by Landlord, whether or not caused by the negligence of Landlord or otherwise; and (iv) any right of redemption, re-entry, or repossession of Tenant and any notice of legal proceeding for re-entry, including actions for forcible detainer and entry.

All property of Tenant removed from the Leased Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof.  Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control.  All such property not removed from the Leased Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease term or the termination of Tenant’s right to possession of the Leased Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

In the event Tenant fails to pay any installment of Rent or any reimbursement, additional rent, or any other payment hereunder as and when such payment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment, reimbursement, additional rent or any other payment and the failure to pay such late charge within ten (10) days after demand therefor shall be an event of default hereunder.  The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

Pursuit of any of the forgoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.  No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of the Leased Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall constitute a waiver by Landlord of any of its rights with respect to any future violation or breach thereof. Landlord's acceptance of the payment of Rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.  If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with any attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

All sums due and owing by Tenant to Landlord under this Lease shall bear interest from the date due until paid at the lesser of (a) the maximum non-usurious rate permitted by law or (b) the greater of (i) two percent (2%) above the "prime rate" per annum of JPMorgan Chase Bank, N.A. or its successor in effect on said due date or (ii) twelve percent (12%) per annum.  In either case, such interest to be compounded daily; provided, however, in no event shall the rate of interests hereunder exceed the maximum non-usurious rate of interest (hereinafter called the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim or defense of usury.  To the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the indicated rate ceiling (as defined and described in Credit Title of the Texas Finance Code, as amended at the applicable time in effect).

23.	Landlord's Lien

In addition to any statutory lien for Rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, receivables, chattel paper and other personal property of Tenant situated on the Leased Premises, and such property shall not be removed there from without the consent of Landlord until all arrearage in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged.  In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Texas Business and Commerce Code, including without limitation the right to sell the property described in this paragraph at public or private sale upon ten (10) days notice to Tenant.  Tenant hereby authorizes Landlord to file financing statement(s) in form sufficient to perfect the security interest granted hereunder.  Landlord shall have all the rights and remedies of a secured party under the Texas Business and Commerce Code and this lien and security interest may be foreclosed by process of law.  The requirement of reasonable notice prior to any sale under Article 9 of the Texas Business and Commerce Code shall be met if such notice is given in the manner prescribed herein at least ten (10) days before the day of sale.  Any sale made pursuant to the provisions of this Paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Leased Premises after the time, place and method of sale and a general description of the types of property to be sold have been advertised for ten (10) consecutive days prior to the date of sale in a daily newspaper published in the county in Texas where the Building is located. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

24.	Subordination

This Lease and all rights of Tenant hereunder are subject and subordinate (i) to any mortgage or deed of trust, blanket or otherwise, which does now or may hereafter affect the Building (and which may also affect other properties) and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust.  This provision is hereby declared by Landlord and Tenant to be self-operative and no further instruments shall be required to effect such subordination of this Lease.  Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that may be necessary or proper to more effectively subordinate this Lease and all rights of Tenant hereunder to any such mortgage or deed of trust or to confirm or evidence such subordination.  In the event Tenant shall fail or neglect to execute, acknowledge and deliver any subordination agreement or certificate, Landlord in addition to any other remedies it may have, as the agent and attorney in fact of Tenant, execute, acknowledge and deliver the same and Tenant hereby irrevocably nominates, constitutes and appoints Landlord Tenant's proper and legal agent and attorney in fact for such purposes.  Such power of attorney shall not terminate on disability of the principal.  Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, or if the Building is sold to any purchaser, to attorn to and recognize such purchaser as the Landlord under this Lease.  Tenant expressly recognizes and agrees that the holder of any mortgage or deed of trust or any of their successors or assigns or any other holder of such instrument may sell the Project or the Building in the manner provided for by law in such instrument; and further, such sale may be made subject to this Lease.  In the event of the enforcement by the grantee under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of said lessor or grantee, as a result of such enforcement, automatically become Tenant of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) any assignment, subletting, amendment or modification of this Lease made without the written consent of such lessor or grantee or such successor in interest if such lessor, grantee or successor in interest is a grantee of a mortgage or beneficiary of a deed of trust in the real property records where the Property is located on the date of this Lease, or had previously notified Tenant in writing of its interest or (iii) any offsets against or liabilities of Landlord, except to the extent they accrue after such lessor, grantee or successor in interest obtains possession of the Property.  Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (i) Tenant gives written notice of such default (which notice shall specify the exact nature of said default) to any holder(s) of any mortgage or deed of trust where such holder is a grantee of a mortgage or beneficiary of a deed of trust in the real property records where the Property is located on the date of this Lease, or who has heretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (ii) said holder(s) fail to cure said default within thirty (30) days (or such longer period of time as may be reasonably necessary) after the expiration of Landlord's cure period under this Lease. The provisions of Paragraph 27 below shall govern the manner and effective date of any notice to be given by Tenant to any such parties.  Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds of trust be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.  Tenant hereby irrevocably appoints Landlord and the holders of the indebtedness or other obligations secured by the aforesaid mortgages and/or deeds of trust jointly and severally the agent and attorney shall not terminate on disability of the principal.  Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligation of Tenant hereunder in the event any such foreclosure proceedings is brought or trustee's sale occurs and agrees that this Lease shall not be affected in any way whatsoever by any such foreclosure proceeding or trustee's sale unless the holder(s) of the indebtedness or other obligations secured by said mortgages and/or deeds of trust shall declare otherwise.

25.	Landlord's Default

Landlord shall only be deemed to be in default on the terms of this Lease in the event Landlord shall violate, neglect, or fail to observe, keep or perform any covenant or agreement which is not observed, kept, or performed by Landlord within thirty (30) days after the receipt by Landlord of Tenant's written notice of such breach which notice shall specifically set out the breach.  Landlord shall not be considered in default so long as Landlord commences to cure the breach in a diligent and prudent manner and is allowed such additional time as reasonably necessary to correct the breach.  Notwithstanding any provisions to the contrary contained in this Lease, no personal liability of any kind or character whatsoever shall attach or at any time hereafter attach under any conditions to Landlord or any subsidiary, affiliate or partner of Landlord or their respective officers, directors, shareholders, or employees for payments of any amounts due under this Lease or for the performance of any obligation under this Lease.  The exclusive remedy of Tenant for failure of Landlord to perform any of its obligations under this Lease shall be an action for damages against Landlord, it being understood that in no event shall a judgment for any deficiency or monetary claim be sought, obtained or enforced against Landlord or any subsidiary, affiliate or partner of Landlord or their respective officers, directors, shareholders or employees and such judgment shall be satisfied solely against the interest of Landlord in the Leased Premises.  In no event shall Landlord be liable for any consequential, special, punitive or exemplary damages.  TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

26.	Mechanic's Liens

Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if it all, only the leasehold interest granted to Tenant by this instrument.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises or the improvements thereon and that it will indemnify, defend and save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Leased Premises or under the terms of this Lease.  In the event any such lien is attached to the Leased Premises, the Building, or the Project, Tenant shall discharge the same of record (by bonding or otherwise) within ten (10) days after receiving notice thereof.  Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an event of default under Paragraph 22 hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period. If Tenant fails to discharge such lien of record with such ten (10) day period, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same.  Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord promptly on demand as additional Rent.

27.	Notices

Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a)           All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord c/o ______,  Texas  ___, Attention:  Property Manager, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.  Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

(b)           All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c)           Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, or on the next business day following deposit with a nationally recognized overnight delivery service, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith:

Landlord:	Tenant:

____ ___ Industrial, L.L.C.	Sharps Compliance Inc. of Texas
_____________________	9220 Kirby Drive, Suite 500
_____________________	Houston, Texas 77054
_____________________	Attention: Chief Financial Officer
_____________________	Phone: 713-660-3514
Fax: 713-838-0508

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for their receipt of notices and payments to Landlord; if and when included within the term "Tenant" as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant.  All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

28.           Miscellaneous

(a)           Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b)           The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.  Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c)           The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d)           Tenant agrees from time to time within ten (10) days after request of Landlord to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord.  It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

(e)           This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f)           All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payments obligations with respect to Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs, all obligations concerning the condition of the Leased Premises and all indemnity obligations hereunder.  Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Leased Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Leased Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and working order.  Tenant shall also, prior to vacating the Leased Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Tenant's pro rata share of Building Costs for the year in which the Lease expires or terminates.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.  Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph.

(g)           If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(h)           Because the Leased Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Leased Premises being subject to prior lease and such offer to withdrawal or non-acceptance by Landlord or to other use of the Leased Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing.

(i)           All references in this Lease to the "date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(j)           It is expressly stipulated and agreed that none of the obligations to be undertaken by Landlord hereunder shall constitute any form of warranty, express or implied, all such obligations being contractual covenants of performance.  Without limiting the generality of the foregoing, THERE IS NO WARRANTY AS TO SUITABILITY, HABITABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE GIVEN IN CONNECTION WITH THIS LEASE.

(k)           TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE

(l)           TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND  PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

(m)           Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant (including without limitation, Paragraph 5 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(n)           Tenant acknowledges that it has provided Landlord with its financial statement(s) as a primary inducement to Landlord's agreement to lease the Leased Premises to Tenant, and that Landlord has relied on the accuracy of said financial statement(s) in entering into this Lease.  Tenant represents and warrants that the information contained in said financial statement(s) is true, complete and correct in all material aspects, and agrees that the foregoing representations shall be a precondition to this Lease.  At the request of Landlord, Tenant shall, not later than ninety (90) days following the close of each fiscal year of Tenant during the term of this Lease, furnish to Landlord a balance sheet of Tenant as of the end of such fiscal year and a statement of income and expense for the year then ended, together with an opinion of an independent certified public accountant satisfactory to Landlord or, at the election of Landlord, a certificate of the chief financial officer, owner or partner of Tenant to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and which fairly present the financial condition and results of operations of Tenant as of and for the periods covered.

(o)           This Lease has been negotiated through the agency of _____________________.  Tenant warrants and represents to Landlord that no broker other than Tenant's Broker was involved with the leasing of the Leased Premises or the negotiation of this Lease on behalf of Tenant or is entitled to any commission in connection herewith by, through or under Tenant.  Tenant agrees to indemnify and hold Landlord harmless against any other claims (including court costs and attorneys fees) for commissions by any broker other than Tenant's Broker claiming by, through or under Tenant or Tenant's Broker.  Landlord warrants and represents to Tenant that no brokers other than Landlord's Broker was involved with the leasing of the Leased Premises or the negotiation of this Lease on behalf of Landlord is entitled to any commission in connection herewith by, through or under Landlord.  Landlord agrees to indemnify and hold Tenant harmless against any other claims (including court costs and attorneys fees) for commissions by any broker other than Landlord's Broker claiming by, through or under Landlord or Landlord's Broker.

29.	Exhibits and Attachment

All Exhibits, attachments, riders and addenda referred to in this Lease are incorporated in this Lease and made a part hereof for all intents and purposes.

30.	Tenant's Indemnity

Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Leased Premises and/or Building, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Leased Premises, or caused by the Building or buildings and improvements located on the Leased Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises.   IN THOSE REGARDS, TENANT HEREBY COVENANTS AND AGREES THAT IT WILL AT ALL TIMES INDEMNIFY AND HOLD SAFE AND HARMLESS LANDLORD (INCLUDING WITHOUT LIMITATION THE TRUSTEE AND BENEFICIARIES IF LANDLORD IS A TRUST), LANDLORD'S AGENTS AND EMPLOYEES FROM ANY LOSS, LIABILITY, CLAIMS, SUITS, COSTS, EXPENSES, INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND DAMAGES, BOTH REAL AND ALLEGED, ARISING OUT OF ANY SUCH DAMAGE OR INJURY FROM THE OCCUPANCY OR USE OF THE LEASED PREMISES BY TENANT, INCLUDING, WITHOUT LIMITATION, TENANT'S CUSTOMERS, INVITEES, AGENTS, CONTRACTORS, EMPLOYEES, SERVANTS, SUBTENANTS, ASSIGNEES, LICENSEES OR CONCESSIONAIRES OR BY ANY PERSON OR  PERSONS HOLDING THERE UNDER, OR BY REASON OF THE USE OR MISUSE OF THE PARKING AREA OR ANY PART THEREOF AND/OR FOR ANY CLAIMS THAT MAY ARISE IN CONNECTION WITH THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ANY OF TENANT'S EMPLOYEES, AGENTS, CONTRACTORS, INVITEES, SERVANTS, SUBTENANTS, ASSIGNEES, LICENSEES OR CONCESSIONAIRES; EXCEPT INJURY TO PERSONS OR DAMAGE TO THE BUILDING, THE SOLE CAUSE OF WHICH IS THE NEGLIGENCE OF LANDLORD OR THE FAILURE OF LANDLORD TO REPAIR ANY PART OF THE BUILDING WHICH LANDLORD IS OBLIGATED TO REPAIR AND MAINTAIN HEREUNDER WITHIN A REASONABLE TIME AFTER THE RECEIPT OF WRITTEN NOTICE FROM TENANT OF NEEDED REPAIRS.  THIS INDEMNITY IS IN ADDITION TO THE INDEMNITY SET FORTH BELOW.

31.	Hazardous Materials

(a)           Tenant shall not, without Landlord's prior written consent, cause or permit any Hazardous Materials (hereinafter defined) to be stored, used or disposed of in or about the Leased Premises or Project by Tenant, its agents, employees, contractors or invitees, nor shall the use which Tenant makes of the Leased Premises result in any Hazardous Materials Contamination (hereinafter defined).  For purposes of this Lease, the following terms shall have the meanings herein specified:

(1)  "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.A. §§6901 et seq.), as amended from time to time, and regulations promulgated thereunder ("RCRA"); (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. §§9601 et seq.), as amended from time to time, and regulations promulgated thereunder ("CERCLA"); (iii) any hazardous substances as defined by the Texas Commission on Environmental Quality ("TCEQ"); (iv) asbestos, polychlorinated biphenyls or other substances specifically regulated under the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.), as amended from time to time, and regulations promulgated thereunder ("TSCA"); (v) pesticides specifically regulated under the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.A. §§135 et seq.), as amended from time to time, and regulations promulgated thereunder ("FIFRA"); (vi) storage tanks, whether or not underground and whether empty, filled or partially filled with any substance; (vii) the presence of oil, petroleum products, and their by-products; (viii) any substance the presence of which in or about the Property is prohibited by any governmental authority or which is hereafter classified by any governmental authority as a hazardous or toxic waste, material, substance or similar phraseology; and (ix) any other substance which by any governmental authority requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal.

(2)  "Hazardous Materials Contamination" shall mean the spillage, leakage, emission or disposal of Hazardous Materials (whether presently existing or hereafter occurring) in or about the buildings, facilities, soil, groundwater, air or other elements in or about the Property or any other property as a result of Hazardous Materials at any time emanating from the Leased Premises.

(b)  Notwithstanding the foregoing, Tenant shall be permitted to store, use and dispose of deminimis amounts of Hazardous Materials which are incidental to Tenant's business so long as such amounts does not increase the Landlord's insurance or change the occupancy class of the Building.  Such Hazardous Materials and all containers therefor, shall be stored, used and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to such Hazardous Materials.  Tenant shall be liable for all costs and expenses related to the storage, use and disposal of such deminimis amounts of Hazardous Materials incidental to Tenant's business and shall indemnify, defend and hold Landlord harmless from any claims or liabilities relating thereto.

(c)  At the commencement of each "Lease Year" (the term "Lease Year" as used in this Lease shall mean any twelve (12) month period beginning with the Commencement Date and each twelve (12) month period beginning on any anniversary date thereof), Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Materials which Tenant intends to store, use or dispose of in or about the Leased Premises in the coming Lease Year.  In addition, at the commencement of each Lease Year (beginning with the second Lease Year), Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials that to Tenant's knowledge were actually stored, used or disposed of in or about the Leased Premises, if such materials were not previously identified to Landlord at the commencement of the previous Lease Years.

(d)  Tenant shall give written notice to Landlord immediately upon Tenant's acquiring knowledge of the presence of any Hazardous Materials in or about the Leased Premises (subject to the provisions of paragraph b. hereof) or of any Hazardous Materials Contamination with a full description thereof.  Landlord shall have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies under the Lease, to enter onto the Leased Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Project following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Leased Premises or any part of the Project which, if true, could result in an order, suit, imposition of a lien on the Project, or other action and/or which, in Landlord's sole opinion, could jeopardize Landlord's security under the Lease.

(e)  TENANT HEREBY AGREES THAT TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD, ITS AGENTS AND EMPLOYEES FROM AND AGAINST ANY CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS OR EXPENSES (INCLUDING WITHOUT LIMITATION, ATTORNEYS' AND CONSULTANTS' FEES, COURT COSTS AND LITIGATION EXPENSES) OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO (A) THE PRESENCE, DISPOSAL, RELEASE OR THREATENED RELEASE AND SUBSEQUENT REMEDIATION OF ANY HAZARDOUS MATERIALS OR ANY HAZARDOUS MATERIALS CONTAMINATION FROM THE LEASED PREMISES (OTHER THAN HAZARDOUS MATERIALS INTRODUCED BY LANDLORD); (B) ANY PERSONAL INJURY (INCLUDING WRONGFUL DEATH) OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATED TO SUCH HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS CONTAMINATION FROM THE LEASED PREMISES; OR (C) HAZARDOUS MATERIALS ON THE PROJECT INTRODUCED BY OR CAUSED BY TENANT OR ANY OF TENANT'S EMPLOYEES, AGENTS, CONTRACTORS, INVITEES, SERVANTS, SUBTENANTS, ASSIGNEES, LICENSEES OR CONCESSIONAIRES.  THE PROVISIONS OF THIS PARAGRAPH (e) SHALL BE IN ADDITION TO ANY OTHER OBLIGATIONS AND LIABILITIES TENANT MAY HAVE TO LANDLORD AT LAW OR IN EQUITY AND SHALL SURVIVE THE EXPIRATION OF THIS LEASE OR THE TERMINATION THEREOF.

32.	Mitigation of Damages

(a)  General Duty to Mitigate.  Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(b)  Landlord's Duty to Mitigate Damages.  Landlord's obligation to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Leased Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria:

(i)           Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Leased Premises until Landlord obtains full and complete possession of the Leased Premises including, without limitation, the final and unappealable legal right to relet the Leased Premises free of any claim of Tenant.

(ii)          Landlord shall not be obligated to offer the Leased Premises to a prospective tenant when other premises in the Project suitable for that prospective tenant's use are (or soon will be) available.

(iii)         Landlord shall not be obligated to lease the Leased Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar office space in comparable office/warehouse buildings in the same market area as the Project, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Project.

(iv)         Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

a.           Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project;

b.           Adversely affect the reputation of the Project; or

c.           Be incompatible with the operation of the Project as a first-class office/warehouse building.

(v)         Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant, which does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Leased Premises in a first-class manner.

(vi)        Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Leased Premises suitable for uses by a proposed Substitute Tenant unless:

a.           Tenant pays any such sum to Landlord in advance of Landlord's execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or

b.           Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

(c)          Effect of Releasing.  Upon compliance with the above criteria regarding the releasing of the Leased Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant's default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of set off or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Paragraph 32.

(d)          Tenant's Rights.  Tenant's right to seek damages from Landlord as a result of a default by Landlord under this Lease, shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

33.	Relocation

Intentionally omitted.

34.	Mold

It is agreed and understood that mold spores are present essentially everywhere. Tenant acknowledges and understands that mold can grow in most any moist location including within the Leased Premises.  Landlord places the burden on Tenant to properly prevent moisture in the Leased Premises, and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, bathrooms, beneath cabinets and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the aforementioned Leased Premises, and certifies that Tenant has not observed mold, mildew or moisture within the Leased Premises. Tenant agrees to immediately notify Landlord if Tenant observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any personal injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on or in the Leased Premises.

35.	Tenant Representation

Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act"). Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a "Prohibited Person," which is defined as follows:  (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.  At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Paragraph 35.

THE PARTIES EXECUTING this Lease represent and warrant that each such party possesses all lawful rights and authority to enter into this Lease; that there are no judgments, decrees, or outstanding orders of any court prohibiting the execution of this Lease; and that all required approvals, consents and resolutions necessary to effectuate the terms and provisions of this Lease have been obtained.  Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease.  This Lease will be effective as a lease or otherwise only upon execution by and delivery of this Lease by Landlord and Tenant and delivery to Landlord of a Continuing Lease Guaranty in the form attached hereto as Exhibit "E", executed on behalf of Sharps Compliance Corp., a Delaware corporation (the "Guaranty").

[Signature Page Follows.]

Executed in multiple counterparts, each of which shall have the full force and effect of any original, on the latter of the dates indicated below.

LANDLORD:

____ ___ INDUSTRIAL, L.L.C., a Texas limited liability company

By:

By:

By:
Name:
Title:
Date:

TENANT:

SHARPS COMPLIANCE INC. OF TEXAS,
a Texas corporation

By:
Name:
Title:
Date:

F-20